Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148961 and 333-150476 on Form S-8 and in Registration Statement No. 333-154800-129 on Form S-4 of Harrah’s Entertainment, Inc. of our reports dated March 16, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Harrah’s Entertainment, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Harrah’s Entertainment, Inc.’s change in 2007 in its method of accounting for uncertainty in income taxes to conform to Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109) and the effectiveness of Harrah’s Entertainment, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Harrah’s Entertainment, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 16, 2009